UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2016

CBOE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street Chicago, Illinois	60605
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 786-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 26, 2016, CBOE Holdings, Inc., a Delaware corporation (“CBOE”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2016, by and among Bats Global Markets, Inc., a Delaware corporation (“Bats”), CBOE Corporation, a Delaware corporation and wholly owned subsidiary of CBOE (“Merger Sub”), and CBOE V, LLC, a Delaware limited liability company and wholly owned subsidiary of CBOE (“Merger LLC”).  The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into Bats, with Bats surviving as a wholly owned subsidiary of CBOE (the “Merger”), and (ii) following the completion of the Merger, the surviving corporation from the Merger will merge with and into Merger LLC (the “Subsequent Merger”), with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of CBOE.  CBOE expects the closing of the Merger to occur during the first half of 2017.

Merger Consideration.  Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of voting common stock of Bats, par value $0.01 per share (“Bats Voting Common Stock”), and each share of non-voting common stock of Bats, par value $0.01 per share (“Bats Non-Voting Common Stock” and, together with the Bats Voting Common Stock, “Bats Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by CBOE, Bats or any of their respective subsidiaries and shares held by any holder of Bats Common Stock who is entitled to demand and properly demands appraisal of such shares under Delaware law) will convert into, at the election of the holder thereof, (i) 0.3201 of a share of common stock of CBOE, par value $0.01 per share (“CBOE Common Stock”), and $10.00 in cash (the “Mixed Consideration”), (ii) an amount of cash, without interest (the “Cash Consideration”), equal to the sum (rounded to two decimal places) of (a) $10.00 and (b) the product obtained by multiplying 0.3201 by the volume-weighted average price (rounded to four decimal places) of shares of CBOE Common Stock on the NASDAQ Stock Market LLC for the period of the ten consecutive trading days ending on the second full trading day prior to the Effective Time (the “Closing Volume-Weighted Average Price”), or (iii) a number of shares of CBOE Common Stock (the “Stock Consideration”) equal to the sum of (a) 0.3201 and (b) the quotient (rounded to four decimal places) obtained by dividing $10.00 by the Closing Volume-Weighted Average Price (the “Exchange Ratio”).  Holders of Bats Common Stock who do not make an election will receive the Mixed Consideration.  The consideration to be paid to holders of Bats Common Stock electing to receive the Cash Consideration or the Stock Consideration in connection with the Merger is subject, pursuant to the terms of the Merger Agreement, to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Common Stock issued in the Merger is the same as what would be paid and issued if all holders of Bats Common Stock were to receive the Mixed Consideration at the Effective Time.  No fractional shares of CBOE Common Stock will be issued in the Merger, and holders of Bats Common Stock will receive cash in lieu of any fractional shares of CBOE Common Stock.

Bats Stock Options.  Pursuant to the Merger Agreement, at the Effective Time, each outstanding unexercised option to purchase Bats Common Stock granted under any Bats stock plan, whether vested or unvested (“Bats Stock Options”), will be converted into an option to purchase CBOE Common Stock, with the same terms and conditions (including vesting schedule) as were applicable to such Bats Stock Option (but taking into account any changes, including any acceleration of vesting of such option, occurring by reason of the transactions contemplated by the Merger Agreement).  The number of shares of CBOE Common Stock subject to each such option to purchase CBOE Common Stock will be equal to the number of shares of Bats Common Stock subject to the corresponding Bats Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (subject to certain adjustments and rounding), and the exercise price of such option to purchase CBOE Common Stock will be equal to the per share exercise price under the corresponding Bats Stock Option divided by the Exchange Ratio (subject to certain adjustments and rounding).

Bats Restricted Shares.  In addition, pursuant to the Merger Agreement, at the Effective Time, each outstanding award of restricted Bats Common Stock granted under any Bats stock plan (“Bats Restricted Shares”) will be assumed by CBOE and will be converted into an award of restricted shares of CBOE Common Stock, subject to the same terms and conditions that applied to the applicable Bats Restricted Shares immediately prior to the Effective Time (but taking into account any changes, including any acceleration of vesting of such Bats Restricted Shares, occurring by reason provided for in the Merger Agreement).  The number of shares of CBOE Common Stock subject to each such award shall be equal to the number of shares of Bats Common Stock subject to the corresponding Bats Restricted Share award multiplied by the Exchange Ratio.

Conditions to the Closing of the Merger.  The closing of the Merger is subject to certain conditions, including, among others, (i) the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares of Bats Common Stock entitled to vote thereon, (ii) approval of the issuance of shares of CBOE Common Stock in the Merger (the “Share Issuance”) by the holders of at least a majority of the shares of CBOE Common Stock entitled to vote thereon and present in person or represented by proxy at the CBOE stockholder meeting called for such purpose, (iii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulatory approval by the Securities and Exchange Commission (the “SEC “), FINRA and the U.K. Financial Conduct Authority, (iv) no court order or other legal restraint or prohibition preventing the consummation of the Merger or the Subsequent Merger or imposing a Burdensome Effect (as defined in the Merger Agreement) upon the consummation thereof, (v) the absence of any pending action commenced by a governmental or regulatory body wherein a judgment would reasonably be expected to prevent the consummation of the Merger or the Subsequent Merger or impose a Burdensome Effect upon the consummation thereof, (vi) receipt of tax opinions from counsel to each of CBOE and Bats with respect to the treatment of the Merger and Subsequent Merger from a tax perspective, (vii) in the case of CBOE’s obligation to effect the Merger, no exercise of appraisal rights by Bats stockholders holding more than 20% of the outstanding shares of Bats Common Stock, (viii) in the case of each party’s obligation to effect the Merger, the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement and (ix) subject to materiality exceptions, the accuracy of the representations and warranties made by CBOE, Merger Sub and Merger LLC, on the one hand, and Bats, on the other hand, and compliance by CBOE, Merger Sub, Merger LLC and Bats in all material respects with their respective obligations under the Merger Agreement.

Representations, Warranties and Covenants.  Each of the parties to the Merger Agreement has made representations, warranties and covenants in the Merger Agreement that are customary for a transaction of this nature.  Among other things, each of CBOE and Bats has agreed to certain covenants that, subject to certain exceptions, (i) require CBOE and Bats, as applicable, to use reasonable best efforts to conduct its respective business in the ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use reasonable best efforts to preserve substantially intact its respective business organization, maintain all material permits, keep available the services of its respective current officers and key employees and preserve intact its respective goodwill and ongoing business relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and (ii) restrict the ability of CBOE and Bats, as applicable, to take certain actions prior to the Effective Time without the other party’s consent (not to be unreasonably withheld, conditioned or delayed).  Each of the parties to the Merger Agreement is also required to use its reasonable best efforts to obtain all required regulatory approvals, subject to certain exceptions, including that such efforts shall not reasonably be expected to have a Burdensome Effect. Each of CBOE and Bats is prohibited from accepting or entering into any operational restriction, consent decree or hold separate order or making any divestiture or other undertaking in connection with obtaining such regulatory approvals without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed unless such divestiture or other action would reasonably be expected to have a Burdensome Effect, in which case, such consent would be in the other party’s sole discretion).  Notwithstanding the foregoing, either party may without the other party’s consent divest or dispose of any assets or business that generated $1,000,000 or less in net revenue during 2015.

Non-Solicitation.  The Merger Agreement generally (i) prohibits CBOE, Bats and their respective representatives from directly or indirectly soliciting third-party proposals relating to, among other transactions, any merger, consolidation or similar transaction involving CBOE or Bats or the acquisition of (A) any business or assets of CBOE or Bats, as applicable, representing more than 20% of the consolidated revenues, net income or assets of CBOE or Bats, as applicable, or (B) more than 20% of the common stock or voting power of CBOE or Bats, as applicable, and (ii) restricts the ability of CBOE, Bats and their respective representatives to furnish information to, or engage in any discussions with, any third party with respect to any such proposal, subject to certain limited exceptions.

The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (i) CBOE and Bats to file a joint proxy statement with the SEC and call and hold stockholder meetings, (ii) the Bats board of directors (the “Bats Board”) to recommend that Bats’ stockholders adopt the Merger Agreement and (iii) the CBOE board of directors (the “CBOE Board”) to recommend that CBOE’s stockholders approve the Share Issuance.  However, at any time prior to the receipt of the requisite stockholder approvals, in certain circumstances and after following certain procedures set forth in the Merger Agreement, each of the CBOE Board and the Bats Board is permitted to change its recommendations to

CBOE’s and Bats’ stockholders, respectively, (A) in the case of CBOE, in response to an unsolicited Parent Superior Proposal (as defined in the Merger Agreement), (B) in the case of Bats, in response to an unsolicited Company Superior Proposal (as defined in the Merger Agreement), or, (C) in the case of either CBOE or Bats, in response to an Intervening Event (as defined in the Merger Agreement).  In addition, at any time prior to the receipt of the requisite stockholder approvals, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the CBOE Board or the Bats Board, as applicable, may terminate the Merger Agreement, pay the termination fee described below and cause CBOE or Bats, as applicable, to enter into a definitive written agreement providing for a Parent Superior Proposal (in the case of CBOE) or a Company Superior Proposal (in the case of Bats).

Termination of the Merger Agreement.  The Merger Agreement contains specified termination rights for both CBOE and Bats.  Bats must pay CBOE a termination fee of $110,000,000 if the Merger Agreement is terminated under certain specified circumstances, including (i) following a failure by Bats or CBOE to obtain the requisite stockholder approvals if Bats enters into a transaction with respect to a Company Competing Proposal (as defined in the Merger Agreement) within 12 months of such termination or (ii) if CBOE terminates the Merger Agreement following a change by the Bats Board of its recommendation that Bats’ stockholders adopt the Merger Agreement.  CBOE must pay Bats a termination fee of $110,000,000 if the Merger Agreement is terminated under certain specified circumstances, including (i) following a failure by Bats or CBOE to obtain the requisite stockholder approvals if CBOE enters into a transaction with respect to a Parent Competing Proposal (as defined in the Merger Agreement) within 12 months of such termination or (ii) if Bats terminates the Merger Agreement following a change by the CBOE Board of its recommendation that CBOE’s stockholders approve the Share Issuance.

Tax Matters.  The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Changes to the CBOE Board.  The Merger Agreement requires CBOE to take all necessary action so that, as of the Effective Time, the CBOE Board shall consist of 14 directors, including three individuals designated by Bats who (i) are serving as directors of Bats immediately prior to the Effective Time and (ii) comply with the policies of the Nominating and Governance Committee of the CBOE Board as in effect on the date of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included in this communication to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about CBOE, Merger Sub, Merger LLC or Bats.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CBOE, Merger Sub, Merger LLC or Bats or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CBOE’s or Bats’ public disclosures.

Expected Management Changes in Connection with the Merger

It is expected that, following the completion of the Merger, (i) Chris Concannon, President and Chief Executive Officer of Bats, will be the President and Chief Operating Officer of CBOE, (ii) Chris Isaacson, Executive Vice President and Global Chief Information Officer of Bats, will be Executive Vice President and Chief Information Officer of CBOE, and (iii) Mark Hemsley, Executive Vice President and Chief Executive Officer of Bats Europe, will be Executive Vice President and President of Europe of Chicago Board Options Exchange, Incorporated. CBOE has entered into offer letter agreements with each of the aforementioned executives pursuant to which each executive has indicated his intent to enter into employment with CBOE following the completion of the Merger in exchange for the compensation specified in his respective offer letter.  Pursuant to Mr. Concannon’s offer letter only, CBOE and Mr. Concannon have agreed to negotiate in good faith to enter into a definitive employment agreement prior to the completion of the Merger; provided, however, that if Mr. Concannon commences employment with CBOE without an agreed-upon definitive employment agreement, the terms of the offer letter will constitute the legally binding terms with respect to Mr. Concannon’s employment.  Each of Messrs. Concannon, Isaacson and Hemsley has agreed in his offer letter not to assert that the transition from his current position with Bats to his proposed position with CBOE, in connection with the Merger and as set forth in his offer letter, will constitute “Good Reason” for him to resign under his existing employment agreement with Bats.  In exchange for such agreement, CBOE has agreed to grant each executive an award of restricted stock units that will vest on the third anniversary of the completion of the Merger, subject to the executive’s continuous employment with CBOE through such vesting date.  Each of Messrs. Concannon and Isaacson would become immediately fully vested in these restricted stock units if his employment with CBOE terminates prior to the third anniversary of the completion of the Merger due to either a termination by CBOE without “Cause” or a resignation by the executive for “Good Reason” (as such terms are defined in each executive’s existing employment agreement with Bats (as modified by the offer letters) or, with respect to Mr. Concannon, his new employment agreement with CBOE, if applicable).  CBOE has also agreed to pay Mr. Isaacson a cash incentive bonus of up to $1,500,000 in the aggregate if he achieves certain performance milestones during the three-year period following the completion of the Merger.

On September 22, 2016, each of Edward L. Provost, President and Chief Operating Officer of CBOE, and Gerald O’Connell, Chief Technology Officer of CBOE, notified CBOE of his intention to retire from CBOE effective upon (and contingent upon) the closing of the Merger.  In connection with the proposed Merger, the CBOE Board determined that in connection with their termination of employment following the closing of the Merger, each of Messrs. Provost and O’Connell, would be entitled to (i) the severance benefits payable under the terms of the CBOE Executive Severance Plan, (ii) accelerated vesting in full of any outstanding restricted stock units held by executive, (iii) accelerated vesting of any outstanding performance share units, held by the executive, prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period and (iv) if the long-term incentive award approved in 2016 and the long-term incentive award scheduled to be granted for 2017 have not been granted as of the date of termination, a cash payment equal to the value of such awards that would have become vested if the awards had been granted prior to termination. Each of Mr. Provost and Mr. O’Connell is currently 64 years of age and otherwise would have become entitled to the accelerated vesting of his restricted stock units and performance share units in the manner described in clauses (ii) and (iii), above, if he had retired on or after attaining age 65.

Debt Commitment Letter

In connection with entering into the Merger Agreement, CBOE entered into a commitment letter (together with all exhibits, annexes and schedules attached thereto, the “Debt Commitment Letter”) with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates (“MLPFS”)) (Bank of America, N.A., and other such financial institutions that accede as lender to the Debt Commitment Letter in accordance with its terms are referred to herein as the “Commitment Parties”), pursuant to which, the Commitment Parties, subject to the satisfaction and waiver of certain conditions specified in the Debt Commitment Letter (usual and customary for financing of this type), have committed to provide debt financing for the purposes of funding (i) the cash consideration to be paid in the transactions contemplated by the Merger Agreement, (ii) the refinancing of certain existing indebtedness of Bats and its subsidiaries and (iii) related fees and expenses, which debt financing consists of a senior unsecured 364-day bridge loan facility in an aggregate principal amount of up to $1,650,000,000 (the “Bridge Facility”) to the extent CBOE fails to generate gross cash proceeds in an aggregate principal amount of up to $1,650,000,000 from permanent financing including in the form of a senior unsecured term loan facility and the issuance of senior unsecured notes on or prior to the consummation of the transaction contemplated by the Merger Agreement.  The Commitment Parties are obligated to provide such financing for a period commencing September 25, 2016 and ending on the earliest of (i) the termination of the Merger Agreement pursuant to its terms, (ii) July 25, 2017 (or if the Outside Date (as defined in the Merger Agreement) is extended pursuant to Section 7.1(b)(iv) of the Merger Agreement, October 23, 2017, or (iii) the closing of the transactions contemplated by the Acquisition without the use of the Bridge Facility.

MLPFS is acting as financial advisor to CBOE in connection with the Merger, and is participating in the financing for the Merger as described above.  MLPFS and certain of its affiliates are trading permit holders and engage in trading activities on CBOE exchanges.  In addition, MLPFS (and/or one or more affiliates thereof) is a clearing member of the Options Clearing Corporation, and, as such, MLPFS and certain of its affiliates clear the market-maker sides of transactions at CBOE exchanges.

The foregoing summary of the Debt Commitment Letter and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Debt Commitment Letter, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Voting and Support Agreements

As inducement to CBOE to enter into the Merger Agreement, on September 25, 2016, all of Bats’ directors and executive officers who beneficially own Bats Voting Common Stock entered into Voting Support Agreements with CBOE (collectively, the “Bats Voting and Support Agreements”), pursuant to which such directors and executive officers have agreed to vote any shares of Bats Voting Common Stock that they beneficially own for the adoption of the Merger Agreement and approval of the transactions contemplated thereby and against any competing proposal or other proposal, action or transaction that would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger or the Merger Agreement.  The Bats Voting and Support Agreements terminate upon certain events, including the closing of the transactions contemplated by the Merger Agreement, any termination of the Merger Agreement in accordance with its terms and upon delivery of notice by the stockholder signatory thereto following any amendment or waiver of any provision of the Merger Agreement that reduces the cash component or the stock component of, or changes the form of, consideration payable to the stockholders of Bats pursuant to the terms of the Merger Agreement.

As inducement to Bats to enter into the Merger Agreement, on September 25, 2016, all of CBOE’s directors and executive officers entered into Voting and Support Agreements with CBOE (collectively, the “CBOE Voting and Support Agreements”), pursuant to which such directors and executive officers have agreed to vote any shares of CBOE Common Stock that they beneficially own for the approval of the Share Issuance and against any competing proposal or other proposal, action or transaction that would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Share Issuance, the Merger or the Merger Agreement. The CBOE Voting and Support Agreements terminate upon certain events, including the closing of the transactions contemplated by the Merger Agreement and any termination of the Merger Agreement in accordance with its terms.

The foregoing summary of the Bats Voting and Support Agreements and the CBOE Voting and Support Agreements contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of such agreements, copies of the form of which are attached as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in the second paragraph under the heading “Expected Management Changes in Connection with the Merger” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains certain statements regarding intentions, beliefs and expectations or predictions for the future of CBOE and Bats, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated timing of the Merger and expected changes to CBOE management in connection with the Merger. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “projects” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “would,” “could,” “may” or variations of such words and similar expressions are intended to identify such forward-looking statements, which are not statements of historical fact or guarantees or assurances of future performance. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Actual results could differ materially from those projected or forecast in the forward-looking statements.  The factors that could cause actual results to differ materially include, without limitation, the following risks, uncertainties or assumptions:  the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals (including clearance by antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all), whether in connection with integration, combining trading platforms, broadening distribution of offerings or otherwise; CBOE’s ability to obtain and maintain an investment grade credit rating and obtain financing on the anticipated terms and schedule; risks relating to the value of CBOE’s shares to be issued in the transaction; disruptions of CBOE’s and Bats’ current plans, operations and relationships with market participants caused by the announcement and pendency of the proposed transaction; potential difficulties in CBOE’s and Bats’ ability to retain employees as a result of the announcement and pendency of the proposed transaction; legal proceedings that may be instituted against CBOE and Bats following announcement of the proposed transaction; and other factors described in CBOE’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 19, 2016, Bats’ final prospectus, which was filed with the SEC pursuant to Rule 424(b) on April 15, 2016, Bats’ quarterly report for the quarterly period ended June 30, 2016, which was filed with the SEC on August 5, 2016, and other filings made by CBOE and Bats from time to time with the SEC.

Neither CBOE nor Bats undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information Regarding the Transaction and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This Current Report on Form 8-K is being filed in respect of the proposed merger transaction involving CBOE, Bats, CBOE Corporation and CBOE V, LLC. The issuance of shares of CBOE common stock in connection with the proposed merger will be submitted to the stockholders of CBOE for their consideration, and the proposed merger will be submitted to the stockholders of Bats for their consideration. In connection therewith, the parties intend to file relevant materials with the SEC, including a definitive joint proxy statement/prospectus, which will be mailed to CBOE stockholders and Bats stockholders. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CBOE AND/OR Bats ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about each of Condor and Bear, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CBOE will be available free of charge on CBOE’s website at http://ir.cboe.com/financial-information/sec-filings.aspx under the heading “SEC Filings” or by contacting CBOE’s Investor Relations Department at (312) 786-7136. Copies of the documents filed with the SEC by Bats will be available free of charge on Bats’ website at http://www.bats.com/investor_relations/financials/ under the heading “SEC Filings” or by contacting Bats’ Investor Relations Department at (913) 815-7132.

Participants in the Solicitation

CBOE, Bats, their respective directors and executive officers, certain other members of CBOE’s and Bats’ respective management and certain of CBOE’s and Bats’ respective employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of CBOE is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 6, 2016, and its annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 19, 2016, and information about the directors and executive officers of Bats is set forth in its final prospectus, which was filed with the SEC on April 15, 2016.  Each of these documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, Inc., CBOE Corporation, CBOE V, LLC and Bats Global Markets, Inc.*

10.1	Debt Commitment Letter, dated as of September 25, 2016, by and among CBOE Holdings, Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2	Form of Voting and Support Agreement between CBOE Holdings, Inc. and the directors and executive officers of Bats Global Markets, Inc.

10.3	Form of Voting and Support Agreement between Bats Global Markets, Inc. and the directors and executive officers of CBOE Holdings, Inc.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.

	By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel
and Corporate Secretary
Date: September 28, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, Inc., CBOE Corporation, CBOE V, LLC and Bats Global Markets, Inc.*

10.1	Debt Commitment Letter, dated as of September 25, 2016, by and among CBOE Holdings, Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2	Form of Voting and Support Agreement between CBOE Holdings, Inc. and the directors and executive officers of Bats Global Markets, Inc.

10.3	Form of Voting and Support Agreement between Bats Global Markets, Inc. and the directors and executive officers of CBOE Holdings, Inc.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.